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                                                                   Exhibit 10.55

                               NOVA HOLDINGS, INC.
                               -------------------
                        Incentive Stock Option Agreement
                        --------------------------------

                                                                   July 10, 1998


Employee/Optionee:  Thomas W. Bell, Jr.

Number of shares of
Common Stock subject
to this Agreement:  50,000

                  Pursuant to the Nova Holdings, Inc. and its Subsid iaries Stock Option and Restricted Stock Purchase Plan (the "Plan"), the Board of Directors of Nova Holdings, Inc. (the "Company") has granted to you on this date an option (the "Op tion") to purchase the number of shares of the Company's Common Stock, $.01 par value ("Common Stock"), set forth above. Such shares (as the same may be adjusted as described in Section 12 below) are herein referred to as the "Option Shares." The Option shall constitute and be treated at all times by you and the Company for Federal income tax purposes as an "incentive stock option" as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") except to the extent that Section 422(d) of the Code may be applicable; provided that nothing herein shall be deemed to obligate you to adhere to any holding periods set forth in Section 422(a)(1) of the Code. The terms and conditions of the Option are set out below.

                  1.  Date of Grant.  The Option is granted to you on July 10,
1998.

                  2. Termination of Option. Your right to exercise the Option (and to purchase the Option Shares) shall expire and terminate in all events on the earlier of (i) ten years from date of grant or (ii) the date provided in Section 10 below in the event you cease to be employed by the Company or any subsidiary or parent thereof.

                  3. Option Price. The purchase price to be paid upon the exercise of the Option is $6.00 per share (subject to adjust ment as provided in Section 13 below).

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                  4.  Tranche A Vesting Provisions. With respect to an
aggregate 35,000 Option Shares (the "Tranche A Option Shares"), except as provided in Section 6 below, you will not be entitled to exercise the Option (and purchase any such Option Shares) prior to May 31, 1999. Commencing on May 31, 1999, and on each of the three succeeding anniversaries of that date on which you shall continue to be employed on a full-time basis by the Company or any subsidiary or parent thereof, you shall become entitled to exercise the Option with respect to 25% of such Tranche A Option Shares (as the same may be adjusted from time to time pursuant to Section 13 below, and rounded to the nearest whole share) until the Option expires and terminates pursuant to Section 2 hereof.

                  5. Tranche B Vesting. (a) With respect to an aggregate 15,000 of Option Shares (the "Tranche B Option Shares"), except as hereinafter provided in this Section 5 and in Section 6 below, you will not be entitled to exercise the Option (and purchase any Tranche B Option Shares) prior to May 31, 2002. Commencing on May 31, 2002 and provided that you shall continue to be employed on a full time basis by the Company or any subsid iary or parent thereof, you shall be entitled to exercise the Option with respect to 100% of such Tranche B Option Shares (as the same may be adjusted from time to time pursuant to Section 13 below, and rounded to the nearest whole share) until the Option expires and terminates pursuant to
Section 2 hereof.

                  (b) In the event that Actual EBT (as hereinafter defined) for any full fiscal year beginning with the fiscal year ending June 30, 1999, equals or exceeds the Target EBT (as hereinafter defined) for such fiscal year, then, as of the August 1 next following the last day of such fiscal year, you shall become entitled (subject to the calculation of Actual EBT for such fiscal year by the Board of Directors of the Company as provided in
Section 5(d) below) to exercise the Option with respect to 25% of the Tranche B Option Shares (rounded to the nearest whole share) until the Option expires and terminates pursuant to Section 2 hereof.

                  (c) In the event that (i) Actual EBT for any of the full fiscal years ending June 30, 1999 and 2000 (the "Shortfall Year") is less than the Target EBT for such year, and (ii) the sum of (x) Actual EBT for the Shortfall Year plus (y) Actual EBT for the immediately succeeding fiscal year (the "Make-up Year") equals or exceeds the sum of the Target EBT for the Shortfall Year and the Make-up Year combined, then, as of the September 1 next following the last day of the Make-up Year, you shall become entitled (subject to the calculation of Actual EBT for the Makeup Year by the Board of Directors of the Company as provided in Section 5(d) hereof) to exercise the Option with respect to 25% of the Tranche B Option Shares (rounded to the nearest whole

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share) until the Option expires and terminates pursuant to Section 2 hereof.
Your right to exercise the Option with respect to any Tranche B Option Shares pursuant to this Section 5(c) shall be in addition to your right to exercise the Option with respect to the Make-up Year as provided in Section 5(b) above.

                  (d) For the purposes of this Agreement, the following terms have the meanings set forth below:

                  "Actual EBT" means, with respect to any fiscal year, EBT (as hereinafter defined) for such fiscal year as calcu lated by the Board of Directors of the Company based on the audited consolidated financial statements of the Company and its subsidiaries for such fiscal year, which financial statements shall be conclusive and binding upon the Company and you.

                  "EBT" means, with respect to any fiscal year (i) the net income (determined in accordance with generally accepted accounting principles applied consistently with the Company's audited financial statements, but excluding the effect of any extraordinary or other material non-recurring gain (but not loss) outside the ordinary course of business) of the Company and its consolidated subsidiaries, determined on a consolidated basis for such period ("Consolidated Net Income") plus (ii) to the extent deducted in determining Consolidated Net Income for such period, the amount of the provision for income taxes for such period.

                  "Target EBT" means, (i) for the fiscal year ending June 30, 1999 - $13,300,000, (ii) for the fiscal year ending June 30, 2000 - $16,600,000, and (iii) for the fiscal year ending June 30, 2001 - (as determined by the Board of Directors)." Notwithstanding the "Target EBT" amounts set forth above, if at any time or from time to time after the date hereof the Company or any of its subsidiaries acquires a business, substantially all of the assets of a business, or any assets material to the business of the Company or any of its sub sidiaries, the Board of Directors of the Company shall make such adjustments to the Target EBT amounts, if any, as the Board of Directors of the Company in its discretion deems equitable in light of each such acquisition. Any such determination by the Board of Directors shall be effective and binding for all purposes of this Agreement and the Plan.


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                  (e) The satisfaction of any and all conditions set forth in this Section 5 regarding your right to exercise the Option for Tranche B Option Shares (and purchase any Tranche B Option Shares) shall be reasonably determined in good faith by the Board of Directors of the Company.

                  (f) Notwithstanding anything contained herein to the contrary, no new rights to exercise the Option with respect to any Tranche B Option Shares shall be acquired under this Section 5 after the date on which you cease to be employed on a full-time basis by the Company or any subsidiary or parent thereof.

                  6. Accelerated Vesting for Change of Control. (a) Concurrently with the occurrence of any "Change of Control" (as defined below) in connection with which Welsh, Carson, Anderson & Stowe VII, L.P. ("WCAS VII") shall achieve an "Internal Rate of Return" (as defined below) of 35% or more, you shall become entitled to exercise the Option with respect to all the Option Shares (with the effect that you shall be deemed to be entitled to exercise the Option immediately prior to the consummation of such Change of Control with respect to all Option Shares not theretofore purchased by you).

                  For purposes of the foregoing, the term "Change of Control" means the acquisition of (a) beneficial ownership of more than 50% of the voting equity securities of the Company or any successor to the Company (by merger or otherwise) or (b) all or substantially all the assets of the Company, by any person or entity (including, without limitation, any group within the meaning of Section 13(d)(3) of the Securities Exchange Act, as amended) other than WCAS VII and WCAS Healthcare Partners, L.P., or their respective affiliates.

                  For purposes of the foregoing, the term "Internal Rate of Return" means, as of any date, an internal rate of return or discount factor that nets to zero, calculated on a daily basis, a cash flow stream consisting of "cash ins" and "cash outs." For this purpose, "cash ins" equal (i) the aggregate purchase price of all equity securities (including, without limitation, pre ferred stock whether or not convertible) of the Company purchased by WCAS VII. For this purpose, "cash outs" equal the sum of (x) the aggregate amounts of income and gain realized and capital recovered by WCAS VII in respect of its investment in the Company as of such specified date, plus (y) the aggregate fair market value of all equity securities of the Company held by WCAS VII at the close of business on the date of a Change of Control. Such fair market value shall be determined in good faith by the Board of Directors of the Company, in the case of a transaction de scribed in clause (a) of the definition of Change of Control,


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having due regard for the price per share reflected in the last transaction or event giving rise to such Change of Control, unless such price was established on other than an arm's-length basis, and in the case of a transaction described in clause (b) of such definition, assuming liquidation of the Company immedi ately after such acquisition of assets. Internal Rates of Return shall be determined from the date the "cash in" is deemed to occur to the date the "cash out" is deemed to occur. For this purpose, "cash ins" shall be deemed to occur on the date that securities are purchased from the Company or the holder thereof and the purchase price therefor paid in full, and "cash outs" shall be deemed to occur on the date on which any income or gain is realized or capital recovered or, if later, the date of a Change of Control.

                  7. Additional Provisions Relating to Exercise. (a) Once you become entitled to exercise the Option (and purchase Option Shares) as provided in Sections 4, 5 and 6 hereof, such right will continue until the date on which the Option expires and terminates pursuant to Section 2 hereof.

                  (b) The Board of Directors of the Company, in its sole discretion, may at any time accelerate the time set forth in Section 4, 5 or 6 hereof at which the Option may be exercised by you with respect to any Option Shares.

                  8. Exercise of Option. To exercise the Option, you must deliver a completed copy of the attached Option Exercise Form to the address indicated on the Form, specifying the number of Option Shares being purchased as a result of such exercise, together with payment of the full option price for the Option Shares being purchased. Payment of the option price may be made, at your election, (i) in cash or by check, (ii) by delivery to the Company of a number of shares of Common Stock which shall have been owned by you for not less than six months at the date of delivery having a fair value as of the date of exercise, as determined in good faith by the Board of Directors of the Company, equal to the option price, or (iii) by tendering such other consideration as may be acceptable to the Board of Directors of the Company.

                  9. Transferability of Option. The Option may not be transferred by you (other than by will or the laws of descent and distribution) and may be exercised during your lifetime only by you.

             10. Termination of Employment. (a) In the event that (i) the Company or any subsidiary or parent thereof terminates your employment by such entity "for cause" or (ii) you terminate your employment by such entity for any reason whatsoever (other


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than as a result of your death or "disability" (within the mean ing of Section
22(e)(3) of the Code), then the Option may only be exercised within three months after such termination, and only to the same extent that you were entitled to exercise the Option on the date your employment was so terminated and had not previously done so.

             (b) In the event that you cease to be employed on a full-time basis by the Company or any subsidiary or parent there of as a result of the termination of your employment by the Company or any subsidiary or parent thereof at any time other than "for cause" or as a result of your death or "disability" (within the meaning of Section 22(e)(3) of the Code) the Option may only be exercised within three months after the date you cease to be so employed, and only to the same extent that you were entitled to exercise the Option on the date you ceased to be so employed by reason of such termination and had not previously done so.

             (c) In the event that you cease to be employed on a full-time basis by the Company or any subsidiary or parent there of by reason of a "disability" (within the meaning of Section 22(e)(3) of the Code), the Option may only be exercised within one year after the date you cease to be so employed, and only to the same extent that you were entitled to exercise the Option on the date you ceased to be so employed by reason of such disabili ty and had not previously done so.

             (d) In the event that you die while employed by the Company or any subsidiary or parent thereof (or (i) within a period of one month after ceasing to be employed by the Company or any subsidiary or parent thereof for any reason described in Section 10(a) above, (ii) within a period of ninety
(90) days after ceasing to be employed by the Company or any subsidiary or parent thereof for any reason described in Section 10(b) above or (iii) within a period of one year after ceasing to be employed by the Company for any reason described in Section 10(c) hereof), the Option may only be exercised within one year after your death. In such event, the Option may be exercised during such one-year period by the executor or administrator of your estate or by any person who shall have acquired the Option through bequest or inheritance, but only to the same extent that you were entitled to exercise the Option immediately prior to the time of your death and you had not previously done so.

             (e) Notwithstanding any provision contained in this Section 10 to the contrary, in no event may the Option be exer cised to any extent by anyone after the tenth anniversary of the date of grant.

                  11. Representations. (a) You represent and warrant


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to the Company that, upon exercise of the Option, you will be acquiring the
Option Shares for your own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and you understand that (i) nei ther the Option nor the Option Shares have been registered with the Securities and Exchange Commission by reason of their issu ance in a transaction exempt from the registration requirements and (ii) the Option Shares must be held indefinitely by you unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The stock certificates for any Option Shares issued to you will bear the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                  (b) You further represent and warrant that you under stand the Federal, state and local income tax consequences of the granting of the Option to you, the acquisition of rights to exercise the Option with respect to any Option Shares, the exer cise of the Option and purchase of Option Shares, and the subse quent sale or other disposition of any Option Shares. In addi tion, you understand that the Company will be required to with hold Federal, state or local taxes in respect of any compensation income realized by you as a result of any "disqualifying disposi tion" of any Option Shares acquired upon exercise of the Option granted hereunder. To the extent that the Company is required to withhold any such taxes as a result of any such "disqualifying disposition", you hereby agree that the Company may deduct from any payments of any kind otherwise due to you an amount equal to the total Federal, state and local taxes required to be so withheld, or if such payments are inadequate to satisfy such Federal, state and local taxes, or if no such payments are due or to become due to you, then you agree to provide the Company with cash funds or make other arrangements satisfactory to the Company regarding such payment. It is understood that all matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors in its sole discretion.

                  12. Notice of Sale. You agree to give the Company prompt notice of any sale or other disposition of any Option Shares that occurs (i) within two years from the date of the granting of the Option to you, or (ii) within one year after the transfer of such Option Shares to you upon the exercise of the


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Option.

                  13. Reorganization, Reclassification, Consolidation, Merger or Sale. (a) In the event that, after the date hereof, the outstanding shares of the Company's Common Stock shall be in creased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors of the Company shall appropriately adjust the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of the Option (to the nearest possible full share), and such adjustment shall be effective and binding for all purposes of this Agreement and the Plan.

                  (b) If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all its assets to another corporation, shall be effected after the date hereof in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then you shall thereafter have the right to receive upon the basis and upon the terms and conditions specified in the Option and in lieu of the shares of Common Stock of the Company immediately thereto fore receivable upon the exercise of the Option, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstand ing shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorga nization, reclassification, consolidation, merger or sale not taken place.

                  14. Continuation of Employment. Neither the Plan nor the Option shall confer upon you any right to continue in the employ of the Company or any subsidiary or parent thereof, or limit in any respect the right of the Company or any subsidiary or parent thereof to terminate your employment or other relation ship with the Company or any subsidiary or parent thereof, as the case may be, at any time.

                  15. Plan Documents. This Agreement is qualified in its entirety by reference to the provisions of the Plan, which are incorporated herein by reference.

                  16. Restrictive Covenant & Confidentiality Agreement. You acknowledge and agree that as a condition to the grant of any options pursuant to the Plan that you either be bound by or


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execute and become bound by a Restrictive Covenant and Confidentiality Agreement
with Nova Holdings, Inc.; receipt of a copy of which you hereby acknowledge.

                  17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

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                  Please acknowledge receipt of this Agreement by signing in the space provided below and returning it promptly to the Secretary of the Company.


                               NOVA HOLDINGS, INC.


                               By
                                  --------------------------------
                               Name:  David D. Stevens
                               Title:  Chief Executive Officer


Accepted and Agreed to
as of July 10, 1998:



----------------------------------
         Employee/Optionee


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                    NOVA HOLDINGS, INC. AND ITS SUBSIDIARIES
                 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN
                 -----------------------------------------------

                              OPTION EXERCISE FORM


                  I, , a Participant under the Nova Hold ings, Inc. and its Subsidiaries Stock Option and Restricted Stock Purchase Plan (the "Plan"), do hereby exercise the right to purchase __________ shares of Common Stock, $.01 par value, of Nova Holdings, Inc. pursuant to the Option granted to me on July 10, 1998 under the Plan.

         Enclosed herewith is (indicate one):

         [  ]     Cash or a check in the amount of $ , an amount equal to the total exercise price for the shares of Common Stock being purchased pursuant to this Option Exercise Form.

                                                        OR

         [  ]     A certificate of certificates representing shares of
                  Common Stock of the Company, together with stock powers and other documentation requested by the Company, for a number of shares of Common Stock which the undersigned has owned for not less than six months having a fair value as of the date hereof equal to the total exercise price for the shares of Common Stock being purchased pursuant to this Option Exercise Form.



Date:
     -----------------                     -------------------------------
                                                     Signature


                  Send a completed copy of this Option Exercise Form to:

                                    Nova Holdings, Inc.
                                    1620 Century Center Parkway
                                    Memphis, Tennessee  38134
                                    Attention:  Secretary